Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dave Banerjee CPA, An Accountancy Corporation

  6301 Owensmouth Avenue, Suite 750, Woodland Hills, CA 91367

Telephone: (818) 657-0288; Fax: (818) 657-0299; Email dave@davebanerjee.com

To Whom It May Concern:

The firm of Dave Banerjee CPA, Certified Public Accountant, hereby consents to the inclusion in the foregoing Registration Statement on Form S-1 and the subsequent Amendments to the Registration Statement on Form S-1 of American Renaissance Capital, Inc. of our report dated July 9, 2014, relating to the financial statements of American Renaissance Capital, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement and any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Dave Banerjee

Dave Banerjee CPA, Certified Public Accountant

Woodland Hills, California

October 7, 2014

Registered with the Public Company Accounting Oversight Board